Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1, Amendment No. 1 (No. 333-248898) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HighPeak Energy, LP as of December 31, 2019 and 2018, and each of the three years in the period ended December 31, 2019, and to the reference to our firm under the heading “Experts” herein.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

October 22, 2020